UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

November 17, 2008

Date of Report (Date of earliest event reported)

              First Chester County Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-12870	23-2288763
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 North High Street, West Chester, Pennsylvania 19380

(Address of principal executive offices)

(484) 881-4000

(Registrant's telephone number, including area code)

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events

On November 17, 2008, First Chester County Corporation (the "Corporation") issued a press release announcing that it has made an application to participate in the voluntary Capital Purchase Program (the "CPP") instituted by the United States Treasury Department (the "Treasury"). In order to participate in the CPP, the Corporation must have authorization to issue preferred stock. As described in the press release, the Corporation has called a Special Meeting of Shareholders for December 29, 2008 for the purpose of amending its Articles of Incorporation to authorize preferred stock, which would be issued solely in connection with participation in the CPP. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in the accompanying press release is being "furnished" and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, except with respect to the filing of this information pursuant to Rule 14a-12 under the Exchange Act or as shall be expressly set forth by specific reference in any other such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release, dated November 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2008	FIRST CHESTER COUNTY CORPORATION
By: /s/ Kevin C. Quinn Name: Kevin C. Quinn Title: President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 17, 2008.